                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-12

                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                            RANGER GOVERNANCE, LTD.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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

                               EXPLANATORY NOTE

     Ranger Governance, Ltd., a Texas limited partnership ("Ranger"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.



Table of Contents
-----------------

     Ranger press release, dated as of July 30, 2001 .........   Item 1

     Ranger press release # 2, dated as of July 30, 2001 .....   Item 2

Content of Items 1-2
--------------------

For Immediate Release


                    RANGER GOVERNANCE MAILS PROXY STATEMENT
                      TO COMPUTER ASSOCIATES SHAREHOLDERS

 Ranger Governance Offers Alternative Slate To Return Value To CA Shareholders

Dallas, Texas, July 30, 2001 - Ranger Governance, Ltd. announced today that it has commenced mailing its definitive proxy statement to Computer Associates' (NYSE: CA) shareholders of record as of July 5, 2001, to solicit votes at Computer Associates' annual meeting of shareholders on August 29, 2001. Ranger Governance has nominated a slate of ten directors for the Computer Associates Board of Directors.

Sam Wyly, manager of Ranger Governance, said, "Computer Associates shareholders have, for too long, been given no alternative to the current board of directors. Ranger Governance is offering shareholders a rare choice. We believe our plan will increase shareholder value, improve customer service and return prestige to the Computer Associates name; the Ranger nominees are committed to reversing Computer Associates' trend of chronic underperformance coupled with excessive
executive pay.   We believe shareholders have a unique opportunity to decide the future of their investment in CA. We urge Computer Associates shareholders to vote for the Ranger Governance nominees on August 29 in order to put in place a team that has a real plan to develop shareholder value."

The Ranger Governance nominees are:

 .  Dr. Wendy Lee Gramm (Washington, D.C.) --Distinguished Senior Fellow at
   George Mason University, director of Enron, and former Chairman, U.S. Commodity Futures Trading Commission;
 .  Cece Smith (Texas) --former Chairman, Federal Reserve Bank of Dallas and co-
   founder and managing partner, Phillips-Smith-Machens Venture Partners;
 .  Elizabeth VanStory (California) --former President of iMotors.com and Vice
   President of OfficeDepot.com;
 .  Richard J. Agnich (Texas) --former Senior Vice President, Secretary and
   General Counsel of Texas Instruments Incorporated;
 .  Bob Cook (Utah) --founder of VM Software, founder of Systems Center, Director of Sterling Commerce, and software venture capitalist;
 . Dennis Mitchell Crumpler (Georgia) --founder of XcelleNet, Inc., co-founder of Sales Technologies, Inc. and General Partner of CIMCO, LLC, an investment management company;
 . Mark Cuban (Texas) --founder and former CEO of two software companies, Broadcast.com and MicroSolutions, and owner of the Dallas Mavericks basketball team;
 .  Dixon Doll (California) --founder and manager of venture capital firm DCM and strategy consulting firm DMW Group;
 . Stephen Perkins (Texas) --co-founder of Sterling Commerce, with 31 years experience in the development and marketing of commercial software products; and
 .  Sam Wyly (Texas) --manager of Ranger Capital and founder of University
   Computing Company, Sterling Software, Sterling Commerce and other companies.

About Ranger Governance, Ltd.

Ranger Governance is a Dallas-based investment company created by entrepreneurs Sam Wyly and Charles Wyly, and an affiliate of Ranger Capital Group, a multi-manager investment fund also based in Dallas. On July 27, 2001, Ranger Governance filed a definitive proxy statement with the Securities and Exchange Commission in connection with Ranger's solicitation of proxies to elect its director nominees at the 2001 annual stockholders meeting of Computer Associates and has mailed copies to stockholders. Ranger is proposing a comprehensive restructuring plan which it believes will maximize shareholder value, position Computer Associates for future growth, and dramatically improve its relations with customers, employees and investors. Ranger urges stockholders to read its proxy statement because it contains important information. More information about Ranger Governance and copies of its definitive proxy statement are available at www.rangergov.com. Copies of Ranger's definitive proxy statement and other Ranger soliciting materials are also available at the Securities and Exchange Commission's website at www.sec.gov.


Contact:

        Media:                                           Investor:
        Dan Katcher/Joele Frank
        Joele Frank, Wilkinson Brimmer Katcher           Morrow & Co., Inc.
        (212) 355-4449                                   (212) 754-8000

                                     # # #

Content of Item 2
-----------------
For Immediate Release
---------------------

                     RANGER GOVERNANCE FILES COUNTERCLAIMS
                          AGAINST COMPUTER ASSOCIATES

              Computer Associates Concealed Secret Consumer Study
               Supporting Findings of Ranger-Commissioned Study

Dallas, Texas, July 30, 2001 - Ranger Governance, Ltd. today filed counterclaims and third party claim in the lawsuit initiated against it last month by Computer Associates (NYSE: CA). These claims seek to halt the dissemination of materially false and misleading public statements which have been made by CA, Charles Wang and Sanjay Kumar as part of an attempt to defeat a proxy contest launched by Ranger and Sam Wyly and to bar the solicitation of proxies by CA based upon these statements. CA's suit was filed in the U.S. District Court for the Eastern District of New York on June 25, 2001.

Ranger's claims allege, among other things, that:

 .    CA has mischaracterized the state of the Company's relations with its customers;
 .    CA has attempted to cover up the adjudicated illegality of CA's past compensation paid to Wang, Kumar and Russell M. Artzt;
 .    CA omitted material information from its proxy materials concerning the background of one of CA's director nominees, Roel Pieper; and
 .    CA has made confusing and misleading statements about the financial performance of the Company.

Ranger Governance said, "We are disturbed, but not surprised, to see such a credibility gap across the board in CA's public statements, advertising, SEC filings and other materials. Computer Associates' own secret customer study confirms our beliefs and what we've been saying all along about the alarming
level of customer dissatisfaction at CA.   This underscores the urgent need to
reform CA. Ranger Governance believes it can restore credibility, build shareholder value and get CA growing. The more CA shareholders learn about the true state of their company, the more we believe that they will see that electing the Ranger nominees is the right thing for CA."

In its counterclaims, Ranger states that, "Computer Associates' own secret market study shows that, despite what Wang and Kumar have been saying publicly, the company suffers from abysmal relations with its principal customers; and
that those relations are getting worse under current management. . . . Computer
Associates intentionally concealed the result of its secret study from the public and its shareholders."

The counterclaims continued, "By omitting any reference to the fact that the Delaware court determined that the share grant was illegal, Wang and Kumar seek to avoid the embarrassment of admitting that their board's conduct was adjudicated to have been unlawful. In so doing, however, they have provided materially incomplete and misleading information to CA's shareholders in violation of federal securities laws. [CA's] omission was intentional or highly reckless."

On the subject of Roel Pieper, the counterclaims allege that, in addition to violating SEC rules by not disclosing Pieper's past role on the board of directors of Lernout & Hauspie, "[t]he fact that a massive fraud against the shareholders occurred when Pieper was vice-chairman of Lernout & Hauspie, and that the company filed for bankruptcy under his chairmanship, would be relevant to a reasonable shareholder in assessing Pieper's fitness and qualification to sit on the board of Computer Associates."


                Send a Message to the Computer Associates Board
                               VOTE GREEN TODAY
                               ----------------

--------------------------------------------------------------------------------
Even if you have sent a white proxy card to Computer Associates, you have every right to change your vote. You may revoke that proxy, and vote for the Ranger Governance slate by signing, dating and mailing the GREEN proxy. If you have any questions on how to vote your shares, please call our proxy solicitor:
                         About Ranger Governance, Ltd.
                      MORROW & CO, INC. at (800) 607-0088
--------------------------------------------------------------------------------

About Ranger Governance, Ltd

Ranger Governance is a Dallas-based investment company created by entrepreneurs Sam Wyly and Charles Wyly, and an affiliate of Ranger Capital Group, a multi-manager investment fund also based in Dallas. On July 27, 2001, Ranger Governance filed a definitive proxy statement with the Securities and Exchange Commission in connection with Ranger's solicitation of proxies to elect its director nominees at the 2001 annual stockholders meeting of Computer Associates and has mailed copies to stockholders. Ranger is proposing a comprehensive restructuring plan which it believes will maximize shareholder value, position Computer Associates for future growth, and dramatically improve its relations with customers, employees and investors. Ranger urges stockholders to read its proxy statement because it contains important information. More information about Ranger Governance and copies of its definitive proxy statement are available at www.rangergov.com. Copies of Ranger's definitive proxy statement and other Ranger soliciting materials are also available at the Securities and Exchange Commission's website at www.sec.gov.


Contact:

     Media:                                       Investors:
     Dan Katcher/Joele Frank                      Morrow & Co., Inc.
     Joele Frank, Wilkinson Brimmer Katcher       (212) 754-8000
     (212) 355-4449

                                     # # #

                              IMPORTANT INFORMATION

     On July 27, 2001, Ranger Governance, Ltd. filed a definitive proxy statement with the Commission in connection with Ranger's solicitation of proxies to elect its director nominees at the 2001 annual stockholders meeting of Computer Associates International, Inc. Ranger's proxy statement was mailed to Computer Associates' stockholders on July 30, 2001. Ranger urges stockholders to read its proxy statement because it contains important information. You may obtain a free copy of Ranger's definitive proxy statement, as well as other soliciting materials that have been filed by Ranger, at the Commission's website at www.sec.gov. The definitive proxy statement and other documents filed by Ranger may also be obtained for free by writing to Ranger at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, by contacting Morrow & Co., Inc. at 800-634-4458 or at www.rangergov.com.

     Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in Ranger's solicitation is available in the definitive proxy statement filed by Ranger. In addition, the Ranger Nominees' plans for Computer Associates could change after election based on the exercise of their fiduciary duties to the stockholders of Computer Associates in the light of their knowledge and the circumstances at the time.